EXHIBIT 16.1
December 7, 2011

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

We have received a copy of, and are in agreement with, the statements being made by PAID, Inc. in Item 4.01 of its Form 8-K dated December 2, 2011, captioned “Changes in Registrant's Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ CCR LLP

CCR LLP
Glastonbury, Connecticut